Exhibit 99.4

SPECTAIRE INC.

2022 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the award summary tab (the “Grant Notice”) on the website to which this Restricted Stock Unit Agreement (this “Agreement”) is associated, Spectaire Inc., a Delaware corporation (the “Company”), has granted to the individual set forth in the Grant Notice (the “Participant”) that number of Restricted Stock Units (as defined in the Plan (as defined below) (the “RSUs”) set forth in the Grant Notice under the Company’s 2022 Equity Incentive Plan, as may be amended from time to time (the “Plan”). By his or her electronic acceptance of the RSUs on the Grant Notice, the Participant agrees to be bound by the terms and conditions of the Plan, this Agreement and the Grant Notice. The Participant has reviewed this Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the RSUs and fully understands the provisions of the Grant Notice, this Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, the Grant Notice or this Agreement.

1.  General.

1.1  Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.2  Incorporation of Terms. This grant of RSUs is subject to the terms and conditions of the Plan and the Grant Notice, each of which is incorporated herein by reference. In the event of any inconsistency between this Agreement or the Grant Notice and the Plan, the terms of the Plan shall control.

1.3  Grant of RSUs. In consideration of the Participant’s past and/or continuous service as a Service Provider, and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the RSUs, upon the terms and conditions set forth in the Plan and this Agreement. Each RSU represents the right to receive payment, in accordance with Section 2 below, of one shares of Common Stock. Unless and until an RSU vests, the Participant will have no right to settlement in respect of any such RSU. Prior to actual settlement in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.  Settlement. Within sixty (60) days following each Vesting Date or, if the Liquidity Event Requirement is satisfied upon the Public Trading Date and the Vesting Date occurs prior to the expiration of any applicable Lock-Up Period (as defined below), no later than the earlier to occur of (i) the tenth (10th) trading day following the expiration of applicable Lock-Up Period, or (ii) March 15 of the year following the year in which the Vesting Date occurs, in any case, the Company shall deliver one share of Common Stock with respect to each RSU that vests on such Vesting Date. For purposes hereof, “Lock-Up Period” means the period (if any) immediately following the Public Trading Date during which the Participant is prohibited from, directly or indirectly, selling or otherwise transferring any shares of Common Stock or other securities of the Company.

3.  Vesting and Forfeiture.

3.1  Subject to Section 3.2 below, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of taxes under Section 409A.

3.2  Notwithstanding the foregoing, (i) in the event the Participant experiences a Termination of Service for any reason, all RSUs that have not vested on or prior to the date of such Termination of Service shall be forfeited by the Participant as of the date of such termination without any payment of consideration therefor, unless otherwise determined by the Administrator, and (ii) all RSUs that have not vested on or prior to the Expiration Date shall be forfeited by the Participant as of the Expiration Date (to the extent not forfeited previously) without any payment of consideration therefor.

4.  Tax Withholding. The Company and its Subsidiaries shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs and/or the shares of Common Stock. Except as the Administrator may otherwise determine, all such payments shall be made in cash or by certified check. Notwithstanding the foregoing, to the extent permitted by the Administrator, the Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including by reducing the number of shares issuable to the Participant in respect of the RSUs, valued at their Fair Market Value. The Company shall not be obligated to deliver shares of Common Stock (whether in book entry or certificated form) to the Participant or the Participant’s legal representative unless the Participant shall have paid or otherwise satisfied in full the amount of all federal, state and local withholding taxes applicable to the taxable income of the Participant arising in connection with the RSUs.

5.  Other Provisions.

5.1  Restrictive Legends and Stop-Transfer Orders.

(a)  The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)  The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of Common Stock shall have been so transferred.

5.2  Notices. Any notice, demand or request required or permitted to be given by either the Company or the Participant pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, to the address of the Participant shown on the records of the Company, and to the Company at its principal executive office or such other address as a party may request by notifying the other in writing or when delivered by facsimile telecommunication or electronic mail to the facsimile number or electronic mail address set forth in the Grant Notice or such other facsimile number or electronic mail address as a party may request by notifying the other in writing. Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”), the Participant consents to the delivery of any notice to the Participant given by the Company under the DGCL or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth in the Grant Notice (or to any other facsimile number for the Participant in the Company’s records), (ii) electronic mail to the electronic mail address set forth in the Grant Notice (or to any other electronic mail address for the Participant in the Company’s records), (iii) posting on an electronic network together with separate notice to the Participant of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to the Participant. This consent may be revoked by the Participant by written notice to the Company and may be deemed revoked in the circumstances specified in Section 232 of the DGCL.

5.3  Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock that may become deliverable hereunder unless and until, as applicable, certificates representing such shares of Common Stock shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.

5.4  Limitations on Transfer. Except as to the limited extent provided in Section 4 above and except as may be expressly determined by the Administrator in accordance with Section 9.1 of the Plan, neither the RSUs nor any interest or right therein may be transferred in any manner except by will or by the laws of descent or distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

5.5  Certain Incorporations. Without limiting the generality of any other provision hereof, Sections 9.1 (“Transferability”), 9.7 (“Conditions on Delivery of Stock”), 10.8 (“Lock-Up Period”), 10.9 (“Limitations on Transfer”), and 10.15 (“Restrictions on Shares; Claw-back Provisions”) of the Plan are hereby expressly incorporated into this Agreement as if first set forth herein and applicable to the RSUs and any Shares issued upon the vesting thereof.

5.6  No Effect on Service Provider Status. This Agreement is not an employment or service contract. Nothing in the Plan, the Grant Notice or this Agreement shall create any obligation on the Participant’s part to continue as a Service Provider or of the Company or any of its subsidiaries to continue the Participant’s status as a Service Provider (in any form). The Company and its subsidiaries (as applicable) shall have the rights, which are hereby expressly reserved, to terminate or change the terms of services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company (or its subsidiary) and the Participant.

5.7  Investment Representations. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse or domestic partner, if applicable, that (i) the Participant is holding the RSUs for the Participant’s own account, and not for the account of any other person, and (ii) the Participant is holding the RSUs for investment and not with a view to distribution or resale thereof except in compliance with Applicable Laws regulating securities. The Participant further acknowledges and agrees that if the Company is not a Publicly Listed Company at the time the RSUs are settled, the Participant will sign an investment representation statement in a form provided to the Participant by the Company.

5.8  Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the RSUs and that Participant is not relying on the Company for tax advice. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5.9  Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator.

5.10  Adjustments. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Section 8 of the Plan.

5.11  Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.12  Submission to Jurisdiction; Waiver of Jury Trial. By the Participant’s electronic acceptance of the RSUs, the Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States of America, in each case located in the Commonwealth of Massachusetts, for any action arising out of or relating to the Plan and the RSUs (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting the RSUs, the Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of Plan or the RSUs in the courts of the Commonwealth of Massachusetts or the United States of America, in each case located in the Commonwealth of Massachusetts, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting the RSUs, the Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or the RSUs.

5.13  Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.14  Conformity to Securities Laws. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and the RSUs shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.15  Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

5.16  Stock Ownership Threshold Requirements. If the Company is a party to any agreement that requires the Company to cause, or to use reasonable efforts to cause, stockholders who surpass a specified stock ownership threshold become a party to such agreement, and if, by reason of settlement of the RSUs or otherwise, the Participant holds a number of shares of Common Stock that, when combined with any other shares of capital stock of the Company, surpass the specified stock ownership threshold (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), as a condition to the settlement of the RSUs and as evidenced by the Participant’s electronic acceptance of the RSUs set forth on the Grant Notice, the Participant hereby agrees to abide by, be bound by and subject to all of the terms and conditions of all such agreements to which the Company is a party, including without limitation, all such (i) right of first refusal and co-sale agreements, (ii) voting agreements and (iii) stockholder agreements, as each may be amended from time to time (collectively, the “Stock Ownership Threshold Agreements”). Upon written request, the Participant will be provided with copies of any Stock Ownership Threshold Agreements prior to the settlement of the RSUs.

5.17  Entire Agreement. The Plan, the Grant Notice, this Agreement and any written employment agreement (including an offer letter) between the Participant and the Company providing for acceleration of vesting of equity awards upon certain events constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

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